UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Merge Technologies Incorporated

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-29486	39-1600938
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(414) 977-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2006, the Board of Directors (the “Board”) of Merge Technologies Incorporated (the “Registrant”) approved a cash retention award opportunity for each of Brian E. Pedlar and Robert J. White, interim co-Presidents and co-Chief Executive Officers of the Registrant, equal to sixty percent (60%) of such officer’s current base salary, or $162,602 in the case of Mr. Pedlar, and $150,000 in the case of Mr. White. Such award will be paid on October 1, 2007 only if such officer is still employed by the Registrant on that date. These awards are in lieu of 2006 annual performance bonuses. The Registrant’s Board of Directors also approved a one-time cash incentive award in the amount of $50,000 payable to each of Messrs. Pedlar and White for his agreement to serve as interim co-President and co-Chief Executive Officer.

On July 2, 2006, the Registrant entered into a letter agreement (the “Oreskovich Agreement”) with Steve Oreskovich, the Registrant’s Chief Accounting Officer and interim Treasurer and Secretary. Under the Oreskovich Agreement, the Registrant agreed to (1) award Mr. Oreskovich a cash bonus of $35,000 within 30 days of the Registrant filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, (2) increase Mr. Oreskovich’s base salary to $175,000 per year, effective July 1, 2006, and (3) pay Mr. Oreskovich a cash retention bonus in an amount equal to 60% of his base salary at the time of payout within thirty (30) days of June 30, 2007. The Registrant further agreed that Mr. Oreskovich will be entitled to the retention bonus if he (a) remains employed by the Registrant through June 30, 2007, (b) is employed by the Registrant at the time of “change in control,” as defined in the Key Officer Agreement, dated October 12, 2005, by and between the Registrant and Mr. Oreskovich (the “Key Officer Agreement”), that occurs before June 30, 2007, (c) is “constructively terminated,” defined as any reduction in his responsibilities, authority or compensation package, before June 30, 2007, or (d) is terminated by the Registrant, other than for “Cause,” as defined in the Oreskovich Agreement, before June 30, 2007. Mr. Oreskovich will not receive the Retention Bonus if he voluntarily terminates his employment with the Registrant prior to June 30, 2007, or if he is terminated for “Cause.”  The above description of the Oreskovich Agreement is only a summary and is qualified in its entirety by reference to the Oreskovich Agreement attached as Exhibit 10.1 hereto and made a part hereof.

See Item 5.02 below for a discussion of the appointment of Messrs. Pedlar and White as interim co-Presidents and co-Chief Executive Officers of the Registrant, the appointment of Mr. Oreskovich as Chief Accounting Officer and interim Treasurer and Secretary, and the terms of the Key Officer Agreement. The information disclosed in Item 5.02 below is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Form 8-K, on June 29, 2006, the Registrant’s Audit Committee determined that, because of improper accounting and financial reporting practices with respect to reporting periods in the fiscal years 2002 through 2005, the previously issued financial statements for each of the reporting periods in 2002 through 2005 should no longer be relied upon. Furthermore, the audit reports of KPMG LLP with respect to those financial statements should no longer be relied upon. Accordingly, it will be necessary to restate previously issued financial statements for such periods. The Registrant currently anticipates that the restatements will primarily relate to the timing of revenue recognition, with a significant amount of revenue recognized in 2002 through early 2005 expected to be instead recognized in late 2005 and 2006. At this time, however, the Registrant cannot provide a precise estimate of the impact of these non-cash adjustments to the financial statements.

The Audit Committee discussed with KPMG LLP, the Registrant’s independent registered public accountants, the matters disclosed under this Item.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Form 8-K, on July 2, 2006, the Registrant’s Board of Directors held a meeting at which it accepted the resignations of each of William C. Mortimore, the Registrant’s interim Chief Executive Officer, Scott T. Veech, the Registrant’s Chief Financial Officer, Treasurer and Secretary, and David M. Noshay, the Registrant’s Senior Vice President, Strategic Business Development, as officers and employees of the Registrant and its subsidiaries and, in the case of Mr. Mortimore, also as a director of the Registrant and its subsidiaries. At the July 2, 2006 meeting of the Registrant’s Board of Directors, Michael D. Dunham, who is the Chairman of the Registrant’s Board of Directors, was appointed as the principal executive officer of the Registrant on an interim basis (and, in conjunction with his assumption and this position, Mr. Dunham resigned from the Audit Committee of the Registrant’s Board of Directors). At the same time, Brian E. Pedlar, who has been serving as Senior Vice President and President of Cedara Software, and Robert J. White, who has been serving as Senior Vice President of the Registrant and President of Merge eMed, were each appointed as the Registrant’s co-President and co-Chief Executive Officer on an interim basis. Messrs. Pedlar and White will report to Mr. Dunham, who will now be overseeing the Registrant’s day-to-day operations. In addition to their continuing roles with Cedara and Merge eMed, Messrs. Pedlar and White will have additional responsibilities with respect to the Registrant’s combined operations. The Board is continuing its search for a permanent Chief Executive Officer. The Registrant’s Board of Directors also named Steve Oreskovich, who has been serving as the Registrant’s Vice President and Corporate Controller, as the Registrant’s Chief Accounting Officer and interim Treasurer and Secretary, and in such positions will be the interim principal financial officer of the Registrant. The Board is continuing its search for a Chief Financial Officer.

Mr. Dunham, age 60, has served as director of the Registrant since February 1998 and Chairman of the Board of Directors since May 2006. Mr. Dunham has also served as senior vice president of business development of industrial and financial systems, IFS AB, a publicly traded Sweden-based corporation that markets and supports manufacturing software systems, since 1999. Mr. Dunham is also the owner and since 2002 has served as president of Dunham Global Associates, Ltd., which owns private companies in the software technology industry. Mr. Dunham co-founded and served as chief executive officer of publicly traded Effective Management Systems, Inc. between 1978 and 1999. Mr. Dunham is a director of Heartland Group, Inc., a mutual funds holding company, and a director of the bank subsidiary of Merchants & Manufacturers Bancorporation Inc., with which the Registrant has its depository accounts and line of credit. Mr.

Dunham also served as a director of the Milwaukee Metropolitan Association of Commerce from 1991 to 2004. Mr. Dunham holds a B.S. in Electrical Engineering from the University of Denver and a M.M.S. from the Stevens Institute of Technology.

Mr. Pedlar, age 39, has been a member of Cedara Software’s senior management team since October 2000 and, prior to serving as President, held the positions of Chief Financial Officer of Cedara Software Corp. from April 2004 to June 2005 and Director of Finance from October 2000 to April 2004. Mr. Pedlar has over 15 years of public company, operations and corporate finance experience, gained at Cedara Software, Imax Corporation, as Director of Planning and other various roles from April 1996 to October 2000, and Kraft Canada Inc. Mr. Pedlar also worked in public accounting at Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Pedlar has a Bachelor of Science degree in biology from Mount Allison University and a post-graduate Diploma in Accountancy from Wilfrid Laurier University and is a Chartered Accountant.

Mr. White, age 43, has more than 20 years of healthcare industry experience. Mr. White has served as Senior Vice President of the Registrant and President of Merge eMed since April 2006. From April 2003 to December 2005, Mr. White served in several key leadership roles, including Chief Operating Officer, at SourceOne Healthcare Technologies, a leading provider of radiology and digital imaging solutions and services to various healthcare markets. While at SourceOne, Mr. White led overall product and services strategy, business development efforts, and operational execution. For 15 years prior to joining SourceOne, Mr. White served in various senior executive and sales/marketing roles at IBM, including Global Marketing Executive for IBM’s multi-billion dollar healthcare business with responsibility for global marketing, business development and strategy. Mr. White also held senior executive sales and marketing positions with Acclerys and Chemdex. Mr. White holds a B.B.A. from Cleveland State University and a M.B.A. from Case Western Reserve University.

Mr. Oreskovich, age 34, has served as the Registrant’s Vice President and Corporate Controller since April 2004. Prior to joining the Registrant, Mr. Oreskovich served as Vice President of Finance and Operations at Truis, Inc., a company that provided customer intelligence solutions for business-to-business enterprises, from April 2000 to January 2003. Mr. Oreskovich also worked as an auditor at PriceWaterhouseCoopers LLP from September 1994 to April 2000. Mr. Oreskovich holds a B.S. in Accounting from Marquette University.

Mr. Dunham participates in the Registrant’s non-employee director compensation program.  Under that program, non-employee directors receive (i) $15,000 per annum for their participation on the Board, (ii) immediately exercisable options to purchase 15,000 shares of common stock under the Registrant’s 2005 Equity Incentive Plan, with an exercise price equal to the closing price of the Registrant’s shares on the date of the annual shareholders’ meeting, and (iii) $1,500 for each Board meeting and for each Board committee meeting that they attend in person, and $750 for each Board and each Board committee meeting in which they participate by teleconference.  Directors also are reimbursed for all reasonable and customary expenses incurred in connection with attendance at Board meetings.  The Board has not yet determined what, if any, additional compensation Mr. Dunham will receive for his service as principal executive officer.

Mr. Pedlar is paid a base salary of $271,003 per year and participates in the Registrant’s regular benefit programs. Mr. Pedlar is not currently a party to a written employment agreement with the Registrant.

Under the Employment Agreement, dated as of April 1, 2006, by and between the Registrant and Mr. White, the Registrant agreed to pay Mr. White a base salary of no less than $250,000 per year.  In addition, Mr. White is eligible for annual performance bonuses of up to 40% of salary, dependent on achievement of company and individual performance targets. In the event of a “change in control,” all options then held by Mr. White will immediately vest and become exercisable.  In addition, if the employment of Mr. White is terminated following a change in control, in certain circumstances, he will be entitled to (A) 18 months of then-current salary, to be paid in a single payment; (B) an amount equal to one-twelfth (1/12th) of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in a single payment; and (C) continuation of benefits for 18 months.  In addition, the Registrant has agreed that upon a change in control it will deposit into an escrow account $100,000 for Mr. White to provide a “stay bonus” to help assure a smooth transition, but only if the acquiror requests Mr. White’s continued employment.  The amount in the escrow will be paid to Mr. White 12 months after the change in control if he has substantially performed the services requested by the acquiror.  In the event that Mr. White’s  employment is terminated by the Registrant without “cause” or by Mr. White with “good reason,” the Registrant will pay to Mr. White an amount equal to (A) 18 months of then-current salary, to be paid in equal installments over the 18-month period; (B) an amount equal to one-twelfth (1/12th) of the maximum amount of then-current bonus (without regard to achievement of targets) for each month of the then-current plan year plus 18 further months, to be paid in equal installments over the 18-month period; and (C) continuation of certain supplemental benefits for 18 months.  In addition, in such a case, all options held by Mr. White would immediately vest and become exercisable.  Mr. White’s employment agreement contains a provision concerning the circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply.  Mr. White’s employment agreement also includes customary provisions with regard to non-competition (including during the 18-month period following termination of employment for any reason), ownership of inventions and confidentiality.

Under the Key Officer Agreement, in the event of a “change in control,” if Mr. Oreskovich is (i) involuntarily terminated within one year following the change in control, or (ii) voluntarily terminates his employment with the Registrant within 365 days following such change in control, following any of: (a) a reduction in his responsibilities or authority with respect to the business, (b) any reduction in his compensation package, including then current salary, in effect immediately prior to the change in control, or (c) the relocation of the Registrant’s principal place of business by more than 30 miles, then Mr. Oreskovich will be entitled to (X) 12 months of his then current salary, to be paid in a single payment within 30 days of termination of his employment, plus (Y) an amount equal to one-twelfth (1/12th) of the maximum amount of his then current annual bonus determined without regard to achievement of performance targets for each month of the current plan year during which he was employed plus an additional 12 months, to be paid in a single payment within 30 days of the termination of his employment, and

(Z) continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for 12 months after the termination (collectively, the “Supplemental Benefits”). In addition, upon a “change in control,” the Registrant will deposit $50,000 into an interest-bearing escrow account, the purpose of the escrow to be to provide Mr. Oreskovich with a “stay bonus” to help assure a smooth transition if the acquiror requests that he continue his employment with the Registrant. The amount held in escrow will be paid to Mr. Oreskovich 12 months after the change in control if he has substantially performed the services requested by the acquiror. In the event that Mr. Oreskovich’s employment is terminated (1) without “Cause,” (2) by Mr. Oreskovich for “Good Reason,” defined as constructive termination or a material reduction in base salary or responsibility, or (3) due to Mr. Oreskovich’s disability, then the Registrant will pay Mr. Oreskovich the Supplemental Benefits. The Key Officer Agreement also includes certain non-competition and confidentiality provisions that continue after a termination of his employment.

Item 8.01 Other Events.

The following is an update on the status of the previously announced investigation of accounting and financial disclosure matters being conducted by the Audit Committee of the Registrant’s Board of Directors with the assistance of independent advisors, the Registrant’s proceeding before the NASDAQ Listing Qualifications Panel, the informal, nonpublic inquiry being conducted by the SEC and the Registrant’s other pending legal proceedings.

Since January 10, 2006, the Registrant has received a number of anonymous letters primarily alleging improprieties relating to the Registrant’s financial reporting, fulfillment of customer contracts and disclosure practices. More specifically, the letters contained allegations of improper revenue recognition practices. The Audit Committee of the Registrant’s Board of Directors took a leadership role in assessing these matters and determining appropriate corrective action with the assistance of outside counsel. The Audit Committee retained the independent national law firm of Sidley Austin LLP and Alvarez & Marsal, LLC, a nationally-recognized forensic accounting firm, to conduct an independent investigation of the allegations contained in the anonymous letters. Sidley Austin LLP and Alvarez & Marsal have conducted a comprehensive investigation of the Registrant’s accounting and financial reporting practices, which has included, among other things, a review of relevant documents and interviews of current and former employees of the Registrant and former employees of Cedara Software Corp., which the Registrant acquired in June 2005. Throughout the investigation, the Audit Committee’s independent advisors have provided the Audit Committee and the remainder of the Registrant’s Board of Directors with periodic updates with respect to their findings. In the course of the investigation, Sidley Austin LLP and Alvarez & Marsal have regularly consulted with KPMG LLP, the Registrant’s independent registered public accountants.

Sidley Austin LLP has now completed its part of the investigation. On June 29, 2006, it reported its findings to the Audit Committee, and on June 30, 2006, the Audit Committee presented its recommendations to all of the non-employee directors of the Registrant. On July 2, 2006, the Registrant’s Board of Directors held a meeting at which it accepted the resignations of each of William C. Mortimore, the Registrant’s interim Chief Executive Officer, Scott T. Veech, the Registrant’s Chief Financial Officer, Treasurer and Secretary, and David M. Noshay, the Registrant’s Senior Vice President, Strategic Business Development, as officers and employees of the Registrant and its subsidiaries and, in the case of Mr. Mortimore, also as a director of the

Registrant and its subsidiaries. See Items 4.02 and 5.02 above for a discussion of the restatement of certain of the Registrant’s previously issued financial statements and changes in the Registrant’s senior management, respectively.

As previously disclosed, the NASDAQ Listing Qualifications Panel determined to continue the listing of the Registrant’s common stock on The NASDAQ National Market subject to the Registrant’s filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, all required restatements and its Form 10-Q for the quarter ended March 31, 2006 by no later than July 7, 2006. The Registrant has determined that it will not be able to file these periodic reports by July 7, 2006. The Registrant currently expects to make all of these filings by the end of the third quarter of 2006 and, accordingly, is requesting that the NASDAQ Listing Qualifications Panel grant the Registrant an additional extension until September 30, 2006 to regain compliance with the NASDAQ listing requirements. The Registrant cannot predict whether the NASDAQ Listing Qualifications Panel will grant the Registrant’s request for an additional extension. If no such extension is granted, then beginning on July 10, 2006, the Registrant’s common stock will trade on the “Pink Sheets.”  The Registrant anticipates that its common stock would be eligible for trading on the OTC Bulletin Board once the Registrant becomes current in its SEC filings.

The Registrant continues to cooperate with the SEC with respect to its previously announced, informal, nonpublic inquiry that principally relates to the Registrant’s announcement on March 17, 2006 that it would revise its results of operations for the fiscal quarters ended June 30, 2005 and September 30, 2005, as well as the Audit Committee’s investigation. The Registrant is providing an update to the SEC regarding the developments described in this current report on Form 8-K.

Additionally, between March 22, 2006 and April 26, 2006, seven putative securities class action lawsuits were filed in the United States District Court for the Eastern District of Wisconsin, on behalf of a class of persons who acquired shares of the Registrant’s common stock between August 2, 2005 and March 16, 2006, against the Registrant and two of its former officers, Richard A. Linden and Scott T. Veech; one of the complaints also names Brian E. Pedlar, interim co-President and co-Chief Executive Officer of the Registrant, and one of the complaints was voluntarily dismissed. The cases arise out of the Registrant’s March 17, 2006 announcement that that the Registrant would revise the Registrant’s results of operations for the fiscal quarters ended June 30, 2005 and September 30, 2005, as well as the Registrant’s investigation of allegations made in anonymous third-party complaints received by the Registrant, and they allege that the Registrant and individual defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaints seek damages in unspecified amounts. Competing motions for the appointment of lead plaintiff have been filed, but they have not yet been ruled upon by the Court.

On April 24, 2006, the Registrant received a letter from Schiffrin & Barroway, LLP, purportedly on behalf of a stockholder, alleging that members of the Registrant’s Board of Directors, Mr. Linden, and Mr. Veech breached their fiduciary duties to the Registrant by allegedly violating generally accepted accounting principles and engaging in improper accounting and financial reporting. The letter demands that the Board take action to recover damages allegedly suffered by the Registrant. The Registrant’s Board of Directors is considering its response to this demand.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Letter Agreement by and between the Registrant and Steve Oreskovich dated July 2, 2006.
99.1	Press Release of the Registrant dated July 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

	By:	/s/ Steve Oreskovich
Steve Oreskovich
Chief Accounting Officer, interim principal financial officer
Dated: July 3, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1	Letter Agreement by and between the Registrant and Steve Oreskovich dated July 2, 2006.
99.1	Press Release of the Registrant dated July 3, 2006.